SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  June 11, 1999


                                 TV GUIDE, INC.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                0-22662               73-129412
(State or Other           (Commission           (IRS Employer
Jurisdiction of           File Number)        Identification No.)
  Incorporation)

  7140 South Lewis Avenue, Tulsa, Oklahoma        74136-5422
   (Address of Principal Executive Office)         (Zip code)



                         (918) 488-4000
      (Registrant's telephone number, including area code)



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





ITEM5.   OTHER EVENTS

     In a Current Report on Form 8-K filed February 24, 1999, TV Guide presented its unaudited pro forma combined statement of operations for the year ended December 31, 1998, reflecting certain acquisitions and other transactions. The following is TV Guide's unaudited pro forma combined statement of operations for the quarter ended March 31, 1999.

                                 TV Guide, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                          For the Quarter Ended March 31, 1999
                    (In thousands, except per share amounts)

                   TV Guide   Publications  Pro Forma      TV Guide                 Unrestricted Restricted
                   Historical  Historical  Adjustments    Pro Forma   Eliminations     Group       Group
                   ---------- ------------ -----------    ----------  ------------  ------------ ----------
Revenues.........   $201,842   $ 118,857    $     --      $320,699    $6,561         $116,062     $211,198
Operating
 expenses:
 Programming and
  delivery.......    103,104      77,651          --       180,755     6,561           73,735      113,581
 Selling, general
  and
  administrative..    51,657      13,261          --        64,918        --   .       24,135       40,783
 Depreciation and
  amortization...     15,078      17,777      (2,509)(1)    30,346        --            4,041       26,305
                    --------   ---------    --------      ----------    -------    ------------ ----------
                     169,839     108,689      (2,509)      276,019     6,561          101,911      180,669
                    --------   ---------    --------      ----------    -------    ------------ ----------
Operating
 income..........     32,003      10,168       2,509        44,680        --           14,151       30,529

Interest
 expense.........     (6,035)     (2,197)     (8,356)(2)   (14,391)       --               --      (14,391)
                                               2,197 (3)
Other income.....        307          --          --           307        --              169          138
                    --------   ---------    --------      ----------    -------    ------------ ----------
Income
 before income
 taxes and
 minority
 interest........     26,275      7,971       (3,650)       30,596        --           14,320       16,276
(Provision)
 benefit for
 income taxes....     (9,778)     4,613       (6,905)(4)   (12,070)       --           (5,803)      (6,267)
Minority interest
 in earnings          (3,736)        --           --        (3,736)       --           (3,936)         200
                    --------   ---------    --------      ----------    -------    ------------ ----------
Net income
 (loss)..........   $ 12,761   $ 12,584     $(10,555)     $ 14,790      $ --       $    4,581   $   10,209
                    ========   =========    ========      ==========    =======    ============ ==========
Earnings per
 share:
 Basic...........   $   0.12                              $     0.10
 Diluted.........   $   0.12                              $     0.10
Number of shares:
 Basic...........    107,605                                 151,961
 Diluted.........    109,050                                 153,406


  See accompanying notes to unaudited pro forma combined financial statements.

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

          Notes to Unaudited Pro Forma Combined Financial Statements

Basis of Presentation

     On March 1, 1999, the Company acquired all of the outstanding stock of News America Publications Inc. ("Publications") and TVSM, Inc. ("TVSM") which own and publish TV Guide Magazine, publish cable-based television listing guides, operate the web site now known as TV Guide Online and hold certain other assets, in exchange for 22,503,412 shares of the Company's Class A common stock, 37,496,588 shares of the Company's Class B common stock and $800 million in cash (the "TV Guide Acquisition"). The TV Guide Acquisition was accounted for as a purchase.

     The pro forma combined financial statement has been derived from the historical financial statements of TV Guide, Inc. and the historical combined financial information of Publications and are qualified in their entirety by reference to, and should be read in conjunction with, such historical financial statements and related notes thereto. The pro forma information has been compiled as if the TV Guide Acquisition occurred on January 1, 1999 for income statement purposes.

     The pro forma combined financial statement may not be indicative of the results that actually would have occurred if the TV Guide Acquisition had occurred on the date indicated or which may be obtained in the future.

   The pro forma adjustments are based on available financial information and certain estimates and assumptions, therefore the actual adjustments could differ from the pro forma adjustments. The Company has not yet completed its analysis of the allocation of the purchase price in the TV Guide Acquisition among identifiable intangible assets and goodwill. In the pro forma financial information presented, the Company has allocated amounts to identifiable intangible assets as follows:

                       Intangible Asset                    Life   (in thousands)
                       ----------------                  -------- --------------

        Publishing rights, trademarks and goodwill...... 40 years   $2,813,584
        Acquired subscriber accounts.................... 1-15 years    222,000
                                                                    ----------
                                                                    $3,035,584
                                                                    ==========

     Publishing rights include the rights associated with publishing TV Guide Magazine, including the use of the TV Guide trademark. Acquired subscriber accounts include the value attributable to the customer list of subscribers to TV Guide Magazine.

     The Company is in the process of obtaining an independent evaluation of the assets acquired and the results of the final evaluation could differ significantly from the amounts used in the pro forma combined financial statements. Accordingly, the allocation of the purchase price and the lives of the intangible assets, which are based on preliminary information, may differ from the final purchase price allocation and the final lives assigned to the assets.

     The pro forma adjustments necessary to present the results of operations of the Company are as follows:

(1) To adjust amortization of the intangible assets associated with the TV Guide Acquisition. The Company currently expects to amortize these assets over lives ranging from 1 to 40 years on a straight-line basis.

(2) To reflect interest, at the rate of 8.125% and 6.65% per annum, based on current interest rates, on the senior subordinated notes and the debt incurred under the bank credit facility, respectively, to fund the TV Guide Acquisition and amortization of related costs.

(3) To eliminate intercompany interest expense.

(4) To reflect income taxes resulting from the above pro forma adjustments.

Earnings per Share

   The following information reconciles the number of shares used to compute historical basic and diluted earnings per share to pro forma basic and diluted earnings per share (in thousands):


                                    Basic  Diluted
                                   ------- -------
Weighted average number of shares
 of common stock and dilutive
 potential shares of common
 stock--historical...............  107,605 109,050

Additional common share
 equivalents issued in
 connection with the TV Guide
 Acquisition, assuming a
 January 1, 1999 transaction
 date............................   44,356  44,356
                                   ------- -------
Weighted average number of
 shares of common stock and
 dilutive potential shares
 of common stock--pro forma--
 TV Guide Acquisition............  151,961 153,406
                                   ======= =======


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





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 TV Guide, Inc.


DATE:  June 11, 1999             By:    /s/ Peter C. Boylan III
                                   ------------------------------
                                        Peter C. Boylan III
                                        Executive Vice President;
                                        Chairman and Chief Executive Officer -
                                        TV Guide Entertainment Group and United
                                        Video Group

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